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                                                                  EXHIBIT 10.32

                         INTERCOMPANY LICENSE AGREEMENT

         This Intercompany License Agreement ("AGREEMENT") is entered into as of December 17, 1999 ("EFFECTIVE DATE"), by and between ValueClick, Inc., a Delaware corporation ("VALUECLICK") and ValueClick Japan Inc., a Japanese corporation and wholly owned subsidiary of ValueClick ("LICENSEE") (hereinafter collectively referred to as the "Parties" and individually as a "PARTY").

                                    RECITALS

         A. ValueClick and Licensee desire to enter into this Agreement to confirm the business relationship established between them and to set forth in full herein the terms and conditions thereof.

         B. ValueClick is operating an internet-based advertising and marketing tracking service throughout the world which uses proprietary software to monitor and report to advertisers and to website hosts the number of times that computer users access particular advertisements on host websites. The software and related materials permit the user to post banner advertisements on the website and to collect, analyze and report data regarding advertising on the websites. ValueClick markets the services and the proprietary software under the mark "VALUECLICK."

         C. Licensee is using ValueClick's proprietary software to provide and market Licensee's Services (as defined below) on an exclusive basis to customers in the Japanese-language market and desires to continue as the exclusive licensee of ValueClick's System Technology (as defined below) for the Japanese-language market.

         NOW, THEREFORE, in consideration of the obligations, representations, warranties and covenants herein, the Parties agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

         1.1 "CONFIDENTIAL INFORMATION" shall mean all trade secrets or confidential information in any form or media disclosed by one Party to the other Party provided that, to be deemed Confidential Information, the information, if in tangible form, must be marked or otherwise identified as being "CONFIDENTIAL" or if disclosed orally, must be identified at the time it is disclosed as constituting a trade secret or confidential information. "CONFIDENTIAL INFORMATION" shall not include any information that: (i) is publicly known or available, or that becomes publicly known or available, without breach of this Agreement or any other obligation of confidentiality regarding such information; (ii) has been intentionally publicly disclosed by the disclosing Party; (iii) is already in the possession of the receiving Party without restriction prior to disclosure by the disclosing Party; or (iv) is rightfully received by the receiving Party without restriction from a third party without breach of an obligation of confidentiality. Notwithstanding the foregoing, all non-public elements of any Improvements and Localized Versions of the Licensed Works created by Licensee shall be deemed


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Confidential Information of ValueClick disclosed by ValueClick to Licensee and the exception set forth in the foregoing clause (iii) will not be applicable thereto.

                  1.2 "DOMAIN NAME" shall mean the domain name Valueclick.ne.jp, which has been registered by ValueClick in Japan.

                  1.3 "DOCUMENTATION" shall mean the documentation, manuals, written instructions and user's guides, whether in electronic or other form, relating to the operation and use of the Software, the marketing and operation of ValueClick's Services and/or the use of the System Technology, including any updates, new versions, additions or modifications thereto that are provided to Licensee by ValueClick in connection with this Agreement.

                  1.4 "INTELLECTUAL PROPERTY RIGHTS" shall mean, collectively, Patents, Trade Secrets, Copyrights, moral rights, trade names, rights in trade dress, and all other intellectual property rights and proprietary rights, excluding trademarks, whether arising under the laws of the United States or any other state, country or jurisdiction, including all rights or causes of action for infringement or misappropriation of any of the foregoing, in each case now existing or hereafter developed during the term of this Agreement. For purposes of this Agreement: (a) "PATENTS" shall mean all patent rights and all right, title and interest in all letters patent or equivalent rights and applications, including any reissue, extension, division, continuation, or continuation-in-part applications throughout the world; (b) "TRADE SECRETS" shall mean all right, title and interest in all trade secrets and trade secret rights arising under common law, state law, federal law or laws of foreign countries; and (c) "COPYRIGHTS" shall mean all copyrights, and all right, title and interest in all copyrights, copyright registrations and applications for copyright registration, certificates of copyright and copyrighted interests throughout the world, and all right, title and interest in related applications and registrations throughout the world.

                  1.5 "JAPAN SITES" shall mean all internet-based websites, URLs, network sites and other Web and network addresses that present content exclusively or substantially in the Japanese language intended to be viewed by users located in Japan or are otherwise marketed primarily for a Japanese-language-speaking audience located in Japan.

                  1.6 "LICENSED WORKS" shall mean any works of authorship and other tangible materials and designs that are protected under United States Copyright Law which (i) are used by ValueClick in connection with the marketing and operation of ValueClick's Services, including but not limited to the Software, the Documentation and other proprietary textual, graphic, audio, animated and other content and information and (ii) ValueClick has the right to sublicense to Licensee.

                  1.7 "LICENSED MARKS" shall mean those trademarks, service marks, tradenames and logos owned by ValueClick and used in connection with the operation and marketing of ValueClick's Services, including without limitation "VALUECLICK" and any related registrations or pending registration applications in Japan.


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                  1.8 "LOCALIZED VERSION" shall mean a version of the Software,
Documentation or any other Licensed Work (including without limitation a tangible representation of a Licensed Mark) that have been translated and/or otherwise localized for use in the Japanese market such that, for example, the text, visual displays, printouts, and other elements have been translated into Japanese characters and formatted for use in Japan.

                  1.9 "SERVERS" shall mean the primary and back-up servers (or group of connected servers) in Licensee's computer network located in Tokyo, Japan.

                  1.10 "SERVICES" shall mean internet-based advertising and marketing services based on the Software.

                  1.11 "SOFTWARE" shall mean the proprietary ValueClick computer software owned by ValueClick which, among other functions and features, facilitates the posting of banner advertisements on host websites, permits users to monitor, track, administer, analyze, and report information and statistics concerning the rate and manner in which internet-based advertisements are accessed by computer users, calculates and bills the advertiser based on such information, and provide reports on such information to advertisers and host websites. "SOFTWARE" shall include any modifications, updates, new versions, new releases, enhancements and new features thereto that are provided by ValueClick to Licensee hereunder.

                  1.12 "SYSTEM TECHNOLOGY" shall mean all proprietary computer software (including all object code, firmware, development tools, files, records and data), and all know-how, techniques, processes, methods, products, applications and other technology that ValueClick owns, controls or acquires, to the extent utilized in or for the development, production, operation, administration, distribution and/or marketing of its Services during the term hereof and, with respect to portions of the foregoing that are licensed from third parties, to the extent ValueClick has the right to sublicense such items to Licensee. "SYSTEM TECHNOLOGY" includes, without limitation, the Software, the Documentation, designs, concepts, quality control methods, operating techniques, specifications, reports, and other information possessed by ValueClick relating to the Software, the Documentation and ValueClick's Services.

         2. TERMINATION OF PREVIOUS AGREEMENT. ValueClick and Licensee hereby agree to terminate the License and Option Agreement between the Parties dated as of January 1, 1999 ("PREVIOUS AGREEMENT"), effective as of the Effective Date, and agree that such Previous Agreement shall be entirely null and void and shall be superseded and replaced in its entirety by this Agreement, which shall govern the rights and obligations of ValueClick and Licensee from the Effective Date with respect to the matters set forth herein. The foregoing notwithstanding, Sections 6.5 and 7.4(b) of the Previous Agreement shall continue in effect in accordance with their terms. Without limitation of the foregoing, the Parties agree that, effective as of the Effective Date, Section 9.4 ("Post-Termination Obligations") of the Previous Agreement shall be deemed deleted therefrom and that neither party shall have any rights or obligations pursuant to such Section 9.4.


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         3. GRANT OF LICENSE. Subject to the terms and conditions of this
Agreement, ValueClick hereby grants to Licensee, under all of ValueClick's Intellectual Property Rights, the exclusive (even as to ValueClick), non-transferable (except as provided in Section 11 ("ASSIGNMENT")) right and license to use and otherwise exploit the System Technology, all Improvements (as defined in Section 6) and Localized Versions of the Licensed Works and the Licensed Marks to develop, market and provide Services, but only to customers for use on and in connection with Japan Sites. The parties acknowledge that it may be possible for end-users located outside of Japan to access the Japan Sites and such access will not be deemed a breach of this Agreement by either party, unless a party knowingly facilitates such access. The foregoing license shall include, but not be limited to, the right to:

                  (a) install on Licensee's Servers and use the Software, in object code form only, and Localized Versions thereof, for the purpose of providing Services for Japan Sites (but not to install the Software, or Localized Versions thereof, on any other server or network without ValueClick's prior written consent, which shall not be unreasonably withheld);

                  (b) reproduce, perform and display (publicly or otherwise), and distribute, and sublicense the foregoing rights to Licensee's customers, only such portion(s) of the Licensed Works, and Localized Versions thereof, as are necessary to permit such customers to use Licensee's Services in connection with Japan Sites, subject to a sublicense agreement containing terms and conditions no less restrictive and protective of ValueClick's Intellectual Property Rights than those contained herein;

                  (c) reproduce a reasonable number of copies of the Software and Documentation, and Localized Versions thereof, solely for back-up, archival, maintenance and technical support purposes;

                  (d) use the Licensed Marks, and Localized Versions thereof, and the Domain Name solely in connection with the marketing, operation, administration and provision of Licensee's Services for Japan Sites and on and in promotional materials distributed in connection therewith, and, subject to ValueClick's prior written consent (not to be unreasonably withheld), to modify the Licensed Marks to create Localized Versions thereof; and

                  (e) translate and modify the Licensed Works to create Localized Versions thereof, provided however, that except as necessary to create Localized Versions of the Licensed Works and the Licensed Trademarks, Licensee shall not alter or modify the Licensed Works, or create any derivative works based on the Licensed Works, without ValueClick's prior written consent.

         4. JAPAN SITES. Licensee agrees that it will not offer its Services to any customer for use other than on Japan Sites and shall not enter into any agreement with any customer if Licensee is aware that such customer intends or is likely to use Licensee's Services substantially other than on Japan Sites. Licensee agrees that it will not use or knowingly allow or assist others in using the System Technology to develop


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any product or service that is similar to or competes with the Software or
Licensee's Services within Japan.

         5. LICENSE FEE. In consideration of the rights granted hereunder, during the effective term of the Agreement, Licensee shall pay to ValueClick a monthly license fee of Thirty-five Hundred U.S. Dollars (U.S. $3,500)(the "LICENSE FEE"). In the event Licensee receives, not in the ordinary course of business, pursuant to any single commercial transaction with an third party (and excluding loans, equity infusions, equipment leases or similar transactions), any extraordinary revenues arising substantially out of the license rights granted by ValueClick hereunder, Licensee agrees to notify ValueClick and the Parties will discuss in good faith appropriate compensation, if any, to recognize the value that the licenses hereunder contributed to the transaction, if any. If, within thirty (30) days from the date of Licensee' notice, the parties fail to reach agreement as to the amount of additional compensation to be paid to ValueClick, the matter will be decided by an independent business consulting firm of national standing selected by ValueClick and reasonably acceptable to the Licensee. Such consulting firm will be instructed (i) that it is to be objective and is not an advocate of either party and (ii) to make its decision within thirty (30) days of being retained. Each party will fully cooperate with the consulting firm, will provide all information and materials reasonably requested by such firm, will equally bear such firm's fees and expenses and (for the benefit of such firm) will not take any action against such firm relating to its review or decision. The fees and other amounts charged by Licensee to its customers shall be determined solely by Licensee.

                  5.1 TAXES AND WITHHOLDING. Licensee shall be responsible for and shall pay all taxes, (including sales, use, VAT, excise or similar taxes), all customs fees and duties, and any non-U.S. withholdings and other governmental taxes or assessments by Japan or any other country related to the License Fees and the payment thereof to ValueClick.

                  5.2 PAYMENT. The License Fees shall be payable monthly on the fifteenth (15th) day of each month ("Payment Date") with respect to the License Fee owed by Licensee for the previous month. All License Fees payable to ValueClick shall be paid in United States dollars, and shall be paid via wire transfer by Licensee directly to the bank account designated by ValueClick. All late payments will be assessed a late fee charge equal to the lesser of one and one-half percent (1-1/2%) per month or the maximum amount permitted by applicable law.

         6. OWNERSHIP RIGHTS. All right, title and interest in and to the System Technology, and each element thereof (including all Intellectual Property Rights relating thereto), and all related materials created or furnished by ValueClick and licensed under this Agreement shall be and remain the sole and exclusive property of ValueClick, subject only to the license rights expressly granted in this Agreement. Any enhancements, modifications and derivative works of or to the System Technology ("IMPROVEMENTS") and Localized Versions of the Licensed Works and the Licensed Marks made by or for Licensee shall be the sole and exclusive property of ValueClick. Licensee hereby agrees to assign and does hereby assign to ValueClick any and all rights


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Licensee may acquire in any Improvements and Localized Versions of the Licensed
Works and the Licensed Marks and agrees to waive any moral rights it may have with respect thereto.

                  6.1 NOTICES. Licensee may not remove or modify any copyright notices, service mark or trademark designations, or other proprietary notices included on any element of the System Technology or on any screen displays, documents or materials produced by the Software provided, however, that Licensee may replace or augment any such notices with comparable Japanese-language notices. Licensee shall comply with ValueClick's reasonable trademark guidelines, as provided to Licensee in writing from item to time. At ValueClick's request, Licensee shall submit samples of any advertising or promotional materials containing the Licensed Marks or Localized Versions thereof to ValueClick.

                  6.2 NO CONTEST. Licensee acknowledges that the Licensed Marks, Localized Versions of the Licensed Marks created by Licensee, the Domain Name, the Licensed Works, Localized Versions of the Licensed Works and the Software are owned exclusively by ValueClick and Licensee agrees not to challenge the validity of or otherwise contest ValueClick's ownership of such items. Licensee agrees that all use of the Licensed Marks, Localized Versions of the Licensed Marks, the Licensed Works and Localized Versions of the Licensed Works by Licensee shall inure to the benefit of ValueClick. Licensee agrees not to register any of the Licensed Marks or any similar mark in any jurisdiction, and Licensee further agrees to cease all use of the Licensed Marks upon termination of this Agreement and to change its name as soon as practicable after termination of this Agreement.

                  6.3 COOPERATION. Licensee shall cooperate with ValueClick and use reasonable commercial efforts at ValueClick's request to protect the Licensed Marks, Licensed Works and other elements of the System Technology, and the Intellectual Property Rights related thereto, from infringement by other parties. Licensee shall promptly notify ValueClick if Licensee becomes aware of any act by any third party that may constitute an infringement of any element of the System Technology. Licensee shall also promptly notify ValueClick if Licensee becomes aware of any claims that the System Technology, or any element thereof, or the marketing, operation or sale of Licensee's Services, may or will infringe the intellectual property or other rights of any other person. Licensee agrees to cooperate with ValueClick, at ValueClick's expense, to obtain, register and enforce for ValueClick's benefit all Intellectual Property Rights associated with the System Technology.

                  6.4 CONFIDENTIAL INFORMATION.

                           (a) Each Party agrees to maintain the Confidential
Information of the other Party as confidential and not to disclose or publish, or authorize or assist any other person to disclose or publish, any of such Confidential Information to any other party except as expressly allowed by this Agreement. Each Party agrees to keep the Confidential Information of the other Party under access and use restrictions designed to prevent disclosure of such items to unauthorized persons.


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                           (b) Licensee agrees that the Software and the other
non-public elements of the System Technology shall be considered the Confidential Information of ValueClick.

                           (c) Each Party agrees to use reasonable care (i.e.,
efforts no less than the standard of care each Party reasonably exercises in protecting its own Confidential Information) to fulfill its obligations to maintain the confidentiality of the Confidential Information of the other Party.

                  6.5 WEBSITE ADDRESS. ValueClick hereby commissions Licensee to operate Licensee's Services, during the term of this Agreement, under the Domain Name.

         7. QUALITY AND SUPPORT.

                  7.1 QUALITY. Licensee agrees to maintain a consistent level of quality of Licensee's Services substantially equal to that found in Licensee's Services existing as of the Effective Date, and further agrees to maintain a level of quality in connection with the provision of its Services that is consistent with general industry standards. Licensee shall use all commercially reasonable efforts to protect and enhance the goodwill associated with the Licensed Marks. Licensee agrees to comply with all applicable laws, statutes, treaties, regulations, and ordinances in marketing Licensee's Services.

                  7.2 TECHNICAL SUPPORT AND MAINTENANCE. ValueClick will provide support and maintenance of the Software to Licensee, as reasonably requested by Licensee, provided that ValueClick shall have no obligation to provide support or maintenance for Licensee's network, Servers, computer system, equipment or any other items not provided by ValueClick. Licensee agrees to pay the reasonable, actual, out-of-pocket expenses incurred by ValueClick personnel in traveling to Japan to provide support at Licensee's request (including coach airfare, hotel, local transportation, and meals but not including salary, charges for such personnel's time, allocated overhead or like expenses); Licensee shall pay such expenses within thirty (30) days of receipt of an undisputed invoice therefor. ValueClick agrees to make any upgrades, new versions, new releases, significant enhancements and new features of its Software, Services and System Technology that ValueClick makes generally available to its other licensees available to Licensee at no charge provided Licensee is current in its License Fee payments pursuant to Section 5 ("LICENSE FEE").

         8. OBLIGATIONS OF LICENSEE.

                  8.1 NATURE OF RELATIONSHIP. Licensee is an independent contractor and not an employee or agent of ValueClick and nothing in this Agreement shall be interpreted or construed to create any employment, partnership, joint venture or other relationship between ValueClick and Licensee. Licensee shall not have any right to bind or make any representation on behalf of ValueClick. Licensee is responsible for the selection, acquisition, design and maintenance of its computer system and equipment and for determining that Licensee's operating environment for the Software satisfies the technical requirements for the Software. Except for support and maintenance services


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provided by ValueClick pursuant to Section 7.2 ("Technical Support and
Maintenance"), Licensee shall furnish, at its own expense, all personnel, computer equipment and other resources necessary to operate the Software and to offer Licensee's Services during the term of this Agreement.

                  8.2 COMMITMENT. Licensee shall use reasonable commercial efforts to promote and market Licensee's Services in Japan. Licensee shall maintain such staff, equipment and facilities as it reasonably deems necessary to adequately serve the needs of its customers with respect to Licensee's Services.

                  8.3 NO REVERSE ENGINEERING. Licensee agrees not to reverse engineer, decompile, disassemble or otherwise attempt to derive or reproduce the source code for the Software or assist any third party to do any of the foregoing.

                  8.4 FORM OF CUSTOMER AGREEMENT. Licensee agrees that the sublicense agreement used by Licensee with its customers will include a clause expressly permitting the termination of the agreement by Licensee without cause on thirty (30) days' prior written notice, and that the agreement will include terms no less restrictive and protective of ValueClick's Intellectual Property Rights than those contained herein.

         9. REPRESENTATIONS AND WARRANTIES.

                  9.1 REPRESENTATIONS AND WARRANTIES OF LICENSEE. Licensee represents and warrants that: (a) Licensee is a Japanese joint stock corporation (KABUSHIKI KAISHA) duly organized, validly existing and in good standing under the laws of Japan; (b) the execution and performance of the Agreement have been duly authorized; (c) this Agreement will constitute a valid and binding obligation of Licensee; and (d) the execution and performance of this Agreement by Licensee will not violate the terms of any other contract or arrangement to which Licensee is a party or by which it is bound.

                  9.2 REPRESENTATIONS AND WARRANTIES OF VALUECLICK.

                           (a) ValueClick represents and warrants that Licensee:
(i) is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware; (ii) the execution and performance of the Agreement have been duly authorized; (iii) this Agreement will constitute a valid and binding obligation of ValueClick; and (iv) the execution and performance of this Agreement by ValueClick will not violate the terms of any other contract or arrangement to which ValueClick is a party or by which it is bound.

                           (b) ValueClick represents and warrants that: (i)
ValueClick has the right to grant the licenses and rights granted herein; (ii) the Software, the Documentation and the other Licensed Works do not infringe or misappropriate any copyright or trade secret of any third party; (iii) to the best of its knowledge, the Software, the Documentation, the other Licensed Works, the Licensed Marks and the System Technology do not infringe or misappropriate any service mark, trademark, patent or other proprietary right of any third party; and (iv) no claim has been made or is pending against ValueClick relative to the Software, the Documentation, the other


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Licensed Works, the Licensed Trademarks, and the System Technology alleging infringement or misappropriation of any Intellectual Property Right.

                           (c) THE WARRANTIES OF VALUECLICK CONTAINED IN THIS
PARAGRAPH 9.2 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. VALUECLICK DOES NOT GUARANTY THE COMPLETENESS OR ACCURACY OF THE SYSTEM TECHNOLOGY OR ANY INFORMATION OR OTHER RESULTS GENERATED BY THE SYSTEM TECHNOLOGY.

                  9.3 INDEMNIFICATION BY VALUECLICK. ValueClick agrees to indemnify, defend and hold Licensee and its officers, directors, employees and sublicensees harmless from and against any and all claims, liabilities, losses, damages and expenses (including without limitation all attorneys' fees, legal and expert witness fees and expenses and all costs of investigation) incurred by any such person related to or arising out of a third-party claim that, if true, would constitute a breach of any ValueClick warranty in Section 9.2 (b) (an "Infringement Action"), provided that (i) ValueClick's obligations hereunder are expressly conditioned on prompt notification from Licensee of any such Infringement Action; (ii) ValueClick shall have sole control of the defense and all negotiations, settlement or compromise of any Infringement Action, and Licensee shall cooperate, at ValueClick's expense, with ValueClick in such defense; and (iii) ValueClick shall not be obligated hereunder to the extent that any such Infringement Action is based on any modification or alteration made by Licensee to the System Technology. THE FOREGOING STATES THE SOLE AND EXCLUSIVE LIABILITY OF VALUECLICK AND THE EXCLUSIVE REMEDY OF LICENSEE FOR ANY INFRINGEMENT ACTION.

                  9.4 LIMITED LIABILITY. LICENSEE AGREES THAT ITS EXCLUSIVE REMEDIES AND VALUECLICK'S ENTIRE LIABILITY WITH RESPECT TO THE SYSTEM TECHNOLOGY AND THE SOFTWARE SHALL BE AS SET FORTH IN THIS SECTION 9. IN ANY EVENT, VALUECLICK WILL NOT BE LIABLE TO LICENSEE OR ANY OF ITS CUSTOMERS WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE LICENSE FEES PAID BY LICENSEE TO VALUECLICK PRIOR TO THE DATE THE CAUSE OF ACTION AROSE. EXCEPT FOR LIABILITY FOR THIRD PARTY CLAIMS ARISING OUT OF SECTION 9.3 ("INDEMNIFICATION BY VALUE CLICK"), NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OR LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS OR BUSINESS, LOST OR CORRUPTED DATA OR COSTS OR PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.


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         10. INDEMNIFICATION BY LICENSEE. Licensee agrees to indemnify, defend and hold ValueClick and its officers, directors, and employees harmless from and against any and all claims, liabilities, losses, damages and expenses (including without limitation all attorneys' fees, legal and expert witness fees and expenses and all costs of investigation) incurred by any such person related to or arising out of the operation of Licensee's business, including but not limited to the use of the System Technology or any Localized Version of the Software or Licensed Works created by or for Licensee and the marketing and provision of Licensee's Services, including but not limited to any Localized Version of a Licensed Mark (except to the extent that any such liability is the responsibility of ValueClick in accordance with Section 9.3 ("Indemnification by ValueClick")), provided that (i) Licensee's obligations hereunder are expressly conditioned on prompt notification from ValueClick of any such claim; and (ii) Licensee shall have sole control of the defense and all negotiations, settlement or compromise, and ValueClick shall, at Licensee's expense, cooperate with Licensee in such defense.

         11. ASSIGNMENT. This Agreement and the rights and obligations hereunder are not transferable or assignable by Licensee without the prior written consent of ValueClick, except in connection with a merger or a sale of all or substantially all of its assets, provided, however, that Licensee may not assign this Agreement to any entity engaged in business activities competitive with those ValueClick. ValueClick may assign this Agreement without Licensee's prior consent provided, however, that ValueClick may not assign this Agreement to any entity engaged in business activities competitive with those of Licensee. Any purported assignment in violation of this Section 11 shall be null and void.

         12. TERM AND TERMINATION.

                  12.1 TERM. The term of this Agreement shall commence on the Effective Date and shall remain in effect in perpetuity unless and until terminated earlier in accordance with the provisions of this Agreement. The termination rights in this Agreement are in addition to and not in lieu of any other available rights and remedies.

                  12.2 TERMINATION FOR CAUSE. This Agreement may be terminated by either Party for cause immediately upon the occurrence of any of the following events: (a) if the other Party ceases to do business or otherwise terminates its business operations, (b) if the other Party materially breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after written notice is delivered to such Party describing the breach, or (c) if the other Party shall commence or become subject to any bankruptcy, receivership or similar proceeding and such proceeding is not dismissed within ninety (90) days.

                  12.3 TERMINATION FOR CONVENIENCE. This Agreement may be terminated, for convenience, by Licensee on ninety (90) days' prior written notice to ValueClick.

                  12.4 EFFECT OF TERMINATION. On termination of this Agreement, Licensee agrees to immediately cease marketing Licensee's Services and cease any further use of the Licensed Marks and Licensed Works and to follow all reasonable


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directions of ValueClick for disconnection, removal and return of all Software and other System Technology to ValueClick. At its option, ValueClick may elect to allow Licensee to continue using the System Technology and operating Licensee's Services in accordance with the terms of this Agreement in order to fulfill any contractual obligations Licensee has to its customers, subject to the continuation of Licensee's obligation to pay License Fees to ValueClick. On termination of this Agreement, Licensee further agrees, upon request by ValueClick, to notify customers that their sublicense agreements will be terminated in thirty (30) days. On any termination, Licensee shall surrender to ValueClick possession of all tangible items of System Technology, including any Improvements thereto and Localized Versions of the Licensed Works and the Licensed Marks, except as necessary to fulfill its obligations under sublicense agreements continuing in effect after termination in accordance with this
Section 12.4.

         13. MISCELLANEOUS.

                  13.1 GOVERNING LAW. The validity, construction and enforceability of this Agreement shall be governed by the laws of the State of California, United States of America, as if performed wholly within that State and without giving effect to its conflict of laws principles.

                  13.2 ENTIRE AGREEMENT. This Agreement and its exhibits and schedules constitute the entire agreement and understanding between ValueClick and Licensee relating to the subject matter hereof, and terminates, supersedes and cancels any and all prior or contemporaneous written and oral understandings, agreements, proposals, representations or promises of the parties relating to the subject matter hereof. Any modification or amendment of any provision of this Agreement shall be effective only if in writing and signed by ValueClick and Licensee.

                  13.3 SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held to be invalid or unenforceable shall not be effectively thereby.

                  13.4 NOTICES. All notices and other communications that are required or that may be given under the provisions of this Agreement shall be in writing and the same shall be deemed to have been given on the same day if delivered in person or by overnight courier to the address set forth below, or by facsimile to the facsimile number listed below for the Party to whom the notice is given or on the fifth day thereafter if placed in registered or certified mail with postage prepaid and addressed to the Party at the address specified. The addresses and facsimile numbers for ValueClick and Licensee for all purposes under this Agreement and for all notices shall be:


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                  To ValueClick:

                                    ValueClick, Inc.
                                    6450 Via Real
                                    P.O. Box 5008
                                    Capinteria, CA 93014-5008
                                    Telephone:  (805) 684-6060
                                    Facsimile:  (805) 566-9202

                  To Licensee:

                                    ValueClick Japan Inc.
                                    4F Unimat Hongo Building
                                    4-1-6 Hongo, Bunkyo-ku
                                    Tokyo, Japan 113-0033
                                    Telephone:  81-3-5803-9944
                                    Facsimile:  81-3-5803-9922

         From time to time, either Party may designate another address, telephone or facsimile number for all purposes of this Agreement by notifying the other Party of such change in writing.

                  13.5 COUNTERPARTS. This Agreement may be executed by ValueClick and Licensee in separate counterparts, each of which shall be an original and both of which together shall constitute one and the same instrument.

                  13.6 BINDING ON SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

                  13.7 WAIVER. The failure of either Party to enforce any of the provisions of this Agreement shall not be construed to be a waiver of the right of such Party to enforce such provisions thereafter.

                  13.8 ATTORNEYS' FEES. In the event any dispute, lawsuit, arbitration or other action or proceeding is commenced to enforce or interpret any provision of this Agreement or otherwise relating to this Agreement or the subject matter hereof, the prevailing Party will be entitled to recover all costs and expenses, including reasonable attorneys' fees and costs, costs of investigation, evaluation and collection whether or not a suit is filed, and all expert witness fees, court costs and related expenses incurred by the prevailing Party.

                  13.9 DISPUTE RESOLUTION; ARBITRATION. Any dispute with respect to or arising out of or in connection with, or otherwise related to the execution or performance of, this Agreement shall be settled by the Parties amicably through good faith discussions upon the written request of either Party. In the event that any such dispute cannot be resolved thereby within a period of sixty (60) days ("Resolution Period") after such written request has been delivered, such dispute shall be finally settled by binding, confidential arbitration, held in San Francisco, California, if the Party initiating the


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dispute resolution/arbitration is Licensee or in Tokyo, Japan, if the Party initiating the dispute resolution/arbitration is ValueClick, using the English language, and in accordance with the commercial arbitration rules then in effect of the American Commercial Arbitration Association. Within fifteen (15) business days of the end of such Resolution Period, if the dispute has not been resolved, the Parties shall attempt to agree on one arbitrator; provided that if such parties cannot agree on one arbitrator within such time period, each Party to the dispute shall within ten (10) business days thereafter appoint one (1) arbitrator and such appointed arbitrators shall within fifteen (15) business days thereafter mutually agree upon and appoint one additional arbitrator; provided further that the persons eligible to be selected as arbitrator(s) shall be limited to current or former judges or current or former attorneys at law who
(i) have presided as a judge and/or practiced law for at least 15 years in the field of general commercial or intellectual property litigation or general corporate, intellectual property and/or commercial matters and (ii) are experienced in the software or internet industry. Each Party agrees to cooperate fully with the arbitrator(s) to resolve any dispute that is subject to arbitration hereunder. The arbitrator(s) shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as the arbitrator(s) may determine. The arbitrator(s) shall render a decision within thirty (30) business days of the close of the arbitration hearing and shall render such decision in writing. The determination made by the arbitrator(s) shall be final and binding upon the parties in any subsequent actions at law or in equity and the parties agree to stipulate thereto in any such action. Judgement upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Notwithstanding the foregoing, either Party shall have the right to institute a legal action in a court of proper jurisdiction for injunctive relief and/or a decree for specific performance pending final settlement by arbitration.

         IN WITNESS WHEREOF, ValueClick and Licensee have entered into this Agreement as of the date and year first above written.


LICENSOR:                                    LICENSEE:

VALUECLICK, INC.,                            VALUECLICK JAPAN INC.,
a Delaware corporation                       a Japanese corporation



By:                                          By:
   ------------------------------               --------------------------------
            Kurt Johnson                               Jonathan Hendriksen
       Chief Financial Officer                       Chief Executive Officer


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